UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 21, 2016

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 21, 2016, QKL Stores Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”). Nasdaq explained in its letter that companies listed on the Nasdaq Capital Market (the “Capital Market”) are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. Since the Company’s Form 10-K for the period ended December 31, 2015 reported stockholders’ equity of ($5,510,186), and as of April 20, 2016, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer complies with Nasdaq’s Listing Rule.

The Company has 45 calendar days to submit a plan to regain compliance. If the plan is accepted, Nasdaq has the right to grant an extension of up to 180 calendar days from April 21, 2016 to evidence compliance. In the event the Company does not regain compliance, it will receive written notification from Nasdaq that its securities are subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Tsz-Kit Chan
Name: Title:	Tsz-Kit Chan Chief Financial Officer

Date: April 22, 2016